FORM OF
                           CUSTODIAN SERVICE AGREEMENT



          THIS AGREEMENT made as of the ___ day of _______________, 1999 by and among AETNA SERIES FUND, INC. ("Fund"), MBIA INSURANCE CORPORATION ("MBIA") AND MELLON BANK, N.A. ("Mellon").

          WHEREAS, the Fund intends to establish a separate series of the Fund, Aetna Principal Protection Fund I ("Series"), with an obligation by the Fund, on behalf of the Series, to repay the amount initially invested by each shareholder in the Series on a date certain ("Repayment Obligation"); and

          WHEREAS, the Fund, on behalf of the Series, has entered into a Financial Guaranty Agreement with MBIA (the "Financial Guaranty Agreement") whereby MBIA will issue a policy to support the Repayment Obligation ("Policy"); and

          WHEREAS, in connection therewith, the Fund intends to open custody accounts with Mellon under the terms of the Custodian Agreement (the "Custodian Agreement") between the Fund and Mellon dated as of September 1, 1992, as amended, on behalf of the Series, to hold the Series' portfolio investments; and

          WHEREAS, under the terms of the Financial Guaranty Agreement, in consideration of MBIA's issuing the Policy, the Fund, on behalf of the Series, has agreed to a particular investment strategy and to provide an arrangement whereby trades executed for the Series will be monitored for conformity with certain guidelines; and

          WHEREAS, the Fund and MBIA wish for Russell/Mellon Analytical Services, LLC ("Russell/Mellon") to provide investment monitoring services in respect of the Series, and Russell/Mellon is willing to perform such services upon the terms and conditions of an Agreement of even date herewith.

          WHEREAS, the Fund and MBIA wish for Mellon to provide trade execution services in respect of the Series, and Mellon is willing to perform such services upon the terms and conditions.

          NOW THEREFORE, in consideration of the premises and other good and valuable consideration the parties hereto agree to the following:

         1.       Construction.

                  Unless the context of this Agreement otherwise clearly requires, references to the plural include the singular, the singular the plural and the part the whole and "or" has the inclusive meaning sometimes represented by the phrase "and/or." The words "hereof," "herein," "hereunder" and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. The section and other headings contained in this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect. Section, subsection, schedule, exhibit and attachment references are to this Agreement unless otherwise specified.

         2.       Custody Services.

                  The Fund, on behalf of the Series, will open with Mellon one or more custody account(s) designated "Series" (such designated custody account(s) hereinafter referred to as "Series Account"). The Series Account will contain the appropriate designation in its title and will be operated subject to the terms of the Custodian Agreement between Mellon and the Fund.

         3.       Notification   of   Event  of   Default/Trade   Execution/Cure
                  Notice/Obligation  to Reject Trades.

                  If MBIA notifies Mellon, by giving a written notice to Mellon, with a copy to the Fund, substantially in the format of Exhibit 1 hereto, that an Event of Default under the Financial Guaranty Agreement has occurred and remains uncured ("Event of Default Notice"), Mellon will promptly confirm receipt of such notice, via phone contact and facsimile to the Fund.

                  After or concurrently with Mellon's receipt of an Event of Default Notice and until the end of the related DK Period (as defined below), MBIA shall be entitled to deliver to Mellon (with a copy to the Fund) trade instructions in the format of Attachment 1 to Exhibit 1 (for manual trade instructions) or in the format of Attachment 2 to Exhibit 1 (for electronic instructions) with respect to the Series Account. MBIA shall deliver to Mellon, with a copy to the Fund, a written notice of the cure of such default, substantially in the format of Exhibit 2 hereto, promptly upon the occurrence of such cure (the "Cure Notice").

                  From 12:01 a.m. eastern time on the Business Day (defined as a day upon which the New York Stock Exchange is open for trading and is not a Saturday or Sunday, and is neither a legal holiday nor a day on which banking institutions are generally authorized or obligated by law or regulation to close) immediately following the day upon which Mellon receives an Event of Default Notice from MBIA until 12:01 a.m. eastern time on the Business Day immediately following the day upon which Mellon receives a Cure Notice from MBIA (a "DK Period"), Mellon shall reject and not act upon any trade instructions issued directly by the Fund (or its investment adviser) for the Series Account. With respect to the Series Account, Mellon shall, upon the termination of a DK Period, revert to its normal method of accepting trade instructions from the Fund (or its investment adviser) as governed by the Custodian Agreement. Nothing herein shall be construed as authorizing Mellon to reject for settlement securities transactions for which trade instructions were issued prior to 12:01 a.m. eastern time on the Business Day immediately following the day on which Mellon receives an Event of Default Notice.

                  From the time Mellon receives an Event of Default Notice through the end of the related DK period, Mellon is irrevocably authorized and instructed (i) to act upon any and all trade instructions delivered by MBIA and
(ii) to execute the transactions set forth in such instructions through a broker or dealer selected by Mellon for the Series Account. Mellon will promptly notify the Fund, with a copy to MBIA, of trades executed as a result of instructions received by MBIA. Such notification will be made via transmission of a trade execution file to the extent possible (substantially in the format of Exhibit
5), by close of business on the date such trades are executed.

         4.       Delivery of Documents.

                  The Fund and MBIA will promptly furnish to Mellon such copies, properly certified or authenticated, of documents and other related information that Mellon may reasonably request or require to properly discharge its duties herein.

         5.       Fees and Expenses.

                  (a) As compensation for the services rendered to the Fund and MBIA pursuant to this Agreement, the Fund, on behalf of the Series, shall pay Mellon monthly fees determined as set forth in Schedule A hereto. Such fees are to be billed monthly and shall be due and payable upon receipt of the invoice. The Fund and Mellon may agree, from time to time, to a change to the fees set forth in Schedule A. Upon any termination of the provision of services under this Agreement before the end of any month, the fee for the part of the month before such termination shall be prorated according to the proportion which such part bears to the full monthly period and shall be payable upon the date of such termination.
                  (b) The Fund may request additional services, additional processing, or special reports, with such specifications and requirements documentation as may be reasonably required by the Fund or by Mellon. If Mellon elects to provide such services or arrange for their provision, it shall be entitled to additional fees and expenses at its customary rates and charges.

                  (c) All fees, out-of-pocket expenses, or additional charges of Mellon shall be billed on a monthly basis and shall be due and payable by the Fund, on behalf of the Series, upon receipt of the invoice.

                  (d) Mellon will render, after the close of each month in which services have been furnished, a statement reflecting all of the charges for such month. Charges remaining unpaid thirty (30) days after receipt of such statement (with the exception of specific amounts which may be contested in good faith by the Fund) shall bear interest in finance charges equivalent to Mellon's Prime Rate as announced from time to time plus two (2) percent per annum and all costs and expenses of effecting collection of any such sums, including reasonable Attorney' fees, shall be paid by the Fund, on behalf of the Series, to Mellon.

                  (e) In the event that the Fund, on behalf of the Series, is more than sixty (60) days delinquent in its payments of monthly billings in connection with this Agreement (with the exception of specific amounts which may be contested in good faith by the Fund), this Agreement may be terminated upon sixty (60) days' written notice to the Fund and MBIA by Mellon. The Fund must notify Mellon in writing of any contested amounts, with a copy to MBIA, within thirty (30) days of receipt of a billing for such amounts. Disputed amounts are not due and payable while they are being investigated. MBIA reserves the right to pay the delinquent amounts thereby eliminating Mellon's right to terminate the Agreement under this subsection.

         6.       Limitation of Liability and Indemnification

                  (a) In undertaking the performance of its obligations hereunder, Mellon shall not be liable for any loss, damage or expense suffered by the Fund, the Series or MBIA in connection with the matters to which this Agreement relates or the services provided hereunder except for general damages solely caused by or resulting from willful misfeasance, bad faith or negligence on the part of Mellon, its officers, employees or agents, in the performance of its or their duties under this Agreement. "General damages" means only those damages as directly and necessarily result from such act or omission without reference to any special conditions or circumstances of the Fund, the Series or MBIA. In no event shall Mellon be liable for any indirect, special or consequential losses or damages of any kind whatsoever (including but not limited to lost profits), even if Mellon has been advised of the likelihood of such losses or damages and regardless of the form of action through which any such losses or damages may be claimed.

                  (b) Mellon shall not be responsible for, and the Fund shall indemnify and hold Mellon, its officers, employees and agents (collectively "Mellon and its agents") harmless from and against any and all losses, damages, costs, reasonable attorneys' fees and expenses, incurred by Mellon or its agents, in the performance of its/their duties hereunder, including but not limited to those arising out of or attributable to:

                         (i) any and all actions of Mellon and its agents required to be taken pursuant to this Agreement;

                         (ii) the reliance on or use by Mellon and/or its agents
                    of information, records, or documents which are received by Mellon and/or its agents and furnished to it or them by or on behalf of the Fund, the Series or MBIA in accordance with this Agreement, and which have been prepared or maintained by the Fund, the Series or MBIA or any third party on behalf of either the Fund, the Series or MBIA;

                         (iii) The Fund's or MBIA's refusal or failure to comply
                    with the terms of this Agreement or any agreement between the Series, the Fund and MBIA relating to the matters herein, or the Fund's, the Series', or MBIA's lack of good faith, or its actions, or lack thereof, involving negligence or willful misfeasance;

                         (iv) any delays,  inaccuracies,  errors in or omissions
                    from information or data provided to Mellon or its agents by MBIA or the Series or the Fund or provided to Mellon or its agents by data or corporate action services or vendors;

                         (v) the offer or sale of shares by the Fund, the Series
                    or MBIA in violation of any requirement under the Federal securities laws or regulations or the securities laws or regulations of any state, or in violation of any stop order or other determinations or ruling by any Federal agency or any state agency with respect to the offer or sale of such shares in such state (1) resulting from activities, actions, or omissions by the Fund, the Series or MBIA, or (2) existing or arising out of activities, actions or omissions by or on behalf of the Fund, the Series or MBIA prior to the effective date of this Agreement;

                         (vi) all actions,  omissions, or errors caused by third
                    parties to whom Mellon, its agents, the Fund on behalf of the Series, or MBIA has assigned any rights and/or delegated any duties under this Agreement at the request of or as required by the Fund or MBIA; and

                           (vii) Mellon and its agents acting upon electronic or
                  written trade instructions given by MBIA pursuant to Section 3; provided that, in no event shall Mellon or its agents be indemnified for its or their negligence, bad faith or willful misfeasance in carrying out its or their duties hereunder.

                  (c) MBIA shall indemnify and hold Mellon, and its agents harmless from and against any and all losses, damages, costs, reasonable attorneys' fees and expenses, incurred by Mellon and its agents insofar as such losses, damages or costs arise out of, or are based upon, wrongful exercise by MBIA of its rights under the Financial Guaranty Agreement to give instructions to Mellon pursuant to Section 3 hereof; provided that, in no event shall Mellon or its agents be indemnified for its or their negligence, bad faith or willful misfeasance in carrying out its duties hereunder.

                  (d) In performing its services hereunder, Mellon and its agents shall be entitled to rely only on written instructions (oral instructions are not permitted), notices or other communications, including electronic transmissions, bearing or purporting to bear the manual or facsimile signature of any person from the Series, the Fund or MBIA (an "Authorized Person") named, and in the capacity identified, in lists (naming those persons who may authorize the transactions in Sections 2 and 3) which are attached hereto as Exhibit 3 (for the Fund) and Exhibit 4 (for MBIA). Any changes to such lists will be furnished to Mellon from time to time in writing and given in the manner set forth in Section 13 hereof and will be signed by an officer of either the Fund or MBIA, as appropriate, who shall provide Mellon with evidence of his or her authority to make such changes. Each of the Fund, in Exhibit 3, and MBIA, in
Exhibit 4, will provide Mellon with authenticated specimen signatures of each Authorized Person, and each of the Fund, on behalf of the Series, and MBIA shall indemnify Mellon and its agents for any loss or expense caused by reliance upon such authenticated specimen signatures which Mellon and its agents acting in good faith believe to be genuine, valid and authorized, and shall be indemnified by each of the Fund and MBIA as appropriate for any loss or expense caused by such reliance. In addition, in performing its services hereunder, Mellon and its agents also shall be entitled to consult with and rely on the advice and opinions of legal counsel retained by Mellon or the Fund or MBIA, as necessary or appropriate, including Mellon's in-house counsel, and Mellon shall not be liable for any action taken, suffered or omitted by it in accordance with the advice of such counsel.

                  (e) In the event that Mellon or its agents shall receive instructions, claims or demand from the Fund, the Series, or MBIA which, in Mellon's opinion, conflict with any of the provisions of this Agreement, Mellon shall notify the Fund, the Series, or MBIA, as the case may be, of such conflict and shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely all assets in the Series Account until it shall receive instructions, claims or demands from such party which, in Mellon's opinion, conform to the provisions of this Agreement.

                  (f) The duties and responsibilities of Mellon hereunder shall be determined solely by the express provisions of this Agreement, except that the settlement and safekeeping of assets in the Series Account shall be governed by the terms of the Custodian Agreement between Mellon and the Fund. Should there by any conflict between the terms of the Custodian Agreement and the terms of this Agreement regarding the services set forth in Section 3 of this Agreement, the terms of this Agreement shall govern.

                  (g) Mellon shall have no responsibility to make recommendations with respect to the purchase, retention or sale of assets relating to the Series Account or to maintain any insurance on assets in the Series Account for the benefit of MBIA or the Series.

                  (h) Mellon shall have no responsibility for any act or omission, or for the solvency or insolvency, or notice to Mellon or any of its affiliates or agents of the solvency or insolvency, of any broker (other than a Mellon affiliate selected by Mellon pursuant to Section 3 hereof to execute the trade instructions provided by MBIA).

                  (i) Any liability of the Fund under this Agreement with respect to the Series, or in connection with the transactions contemplated herein with respect to the Series, shall be discharged only out of the assets of the Series, and no other series of the Fund shall be liable with respect thereto.

         7.       Term.

                  This Agreement shall become effective immediately and shall terminate on the earlier of the termination date under the Custodian Agreement or October 6, 2004, unless earlier terminated by any party hereto on 90 days' written notice to the other parties. Upon termination of this Agreement, the Fund, on behalf of the Series, shall pay to Mellon such compensation and any out-of-pocket or other reimbursable expenses which may become due or payable under the terms hereof as of the date of termination or after the date that the provision of services ceases, whichever is later.

         8.       Representations.

                  (a) The Fund, on behalf of the Series, represents and warrants that the Fund has directed the Series' investment adviser to comply with the Guidelines and purchase for such accounts only assets conforming to the Guidelines.

                  (b) Each of the parties  hereto  represents and warrants that:
(i) it has the legal right, power and authority to execute, deliver and perform this Agreement and to carry out all of the transactions contemplated hereby;
(ii) it has obtained all necessary authorizations, (iii) the execution, delivery and performance of this Agreement and the carrying out of any of the transactions contemplated hereby will not be in conflict with, result in a breach of or constitute a default under any agreement or other instrument to which it is a party or which is otherwise known to it; (iv) it does not require the consent or approval of any governmental agency or instrumentality, except any such consents and approvals which it has obtained; and (v) the execution and delivery of this Agreement by it will not violate any law, regulation, charter, by-law, order of any court or governmental agency or judgment applicable to it.

         9.       Notices.

                  Any notice required or permitted hereunder shall be in writing and shall be deemed effective on the date of personal delivery (by private messenger, courier service or otherwise) or upon confirmed receipt of telex or facsimile or other electronic system acceptable to Mellon, whichever occurs first, or upon receipt if by mail to the parties at the following address (or such other address as a party may specify by notice to the others): If to the Fund or the Series:

                                    Aetna Series Fund, Inc./Series
                                    10 State House Square
                                    Hartford, CT 06103-3602


                                    Attention:  Counsel
                                    Phone:  (860) 275-2032
                                    Fax:      (860) 275-2158

                                    with copies to:

                                    Attention:  Stephanie A. DeSisto
                                    Phone:   (860) 275-3413
                                    Fax:     (860) 275-2084

                                    Attention:  Michael J. Sheridan
                                    Phone:  (860) 275-3896
                                    Fax:     (860) 616-4565

                  If to MBIA:


                                    MBIA Insurance Corporation
                                    113 King Street
                                    Armonk, New York  10504


                                    Attention:  Mr. Kevin Loescher
                                    Phone:   (914) 765-3933
                                    Fax:     (914) 765-3161


                  If to Mellon:

                                    One Mellon Bank Center
                                    15th Floor
                                    Pittsburgh, PA 15258

                                    Attention:  William M. Kincaid
                                    Phone:  412-236-1315
                                    Fax:  412-234-8725



         10.      Waiver.

                  The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver nor shall it deprive such party of the right thereafter to insist upon strict adherence to that term or any term of this Agreement. Any waiver must be in writing signed by the waiving party.

         11.      Amendments.

                  This Agreement may be modified or amended from time to time by mutual written agreement of the parties hereto. No provision of this Agreement may be changed, discharged, or terminated orally, but only by an instrument in writing signed by the parties.

         12.      Severability.

                  If any provision of this Agreement is invalid or unenforceable, the balance of the Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance it shall nevertheless remain applicable to all others persons and circumstances.

         13.      Governing Law.

                  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to laws as to conflicts of laws, and shall be binding on all the parties hereto and their respective successors and assigns. The Fund, MBIA and Mellon hereby irrevocably submit to the exclusive jurisdiction of the state and federal courts in the State and County of New York for the purposes of any suit, action or other proceedings arising out of this Agreement. The Fund, MBIA and Mellon hereby irrevocably waive any objection on the ground of venue, forum non conveniens, or any similar grounds, and irrevocably consent to service of process by mail or in any manner permitted by New York law, and irrevocably waive their respective rights to any jury trial. The headings of the sections hereof are included for convenience of reference only and do not form a part of this Agreement.

         14.      Benefit of the Parties.

                  This Agreement is for the exclusive benefit of the parties hereto and shall not be relied upon by or create any beneficial interest in any person not a party hereto including any shareholders of the Fund.

         15.      Counterparts.

                  This Agreement may be executed by the parties in a number of counterparts each of which shall be an original and together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the date first written above.

                                       AETNA SERIES FUND, INC.
                                       By: ____________________________
                                       Name: __________________________
                                       Title: _________________________


                                       MBIA INSURANCE CORPORATION

                                       By: ____________________________
                                       Name: __________________________
                                       Title: _________________________


                                       MELLON BANK, N.A.

                                       By: ____________________________
                                       Name: __________________________
                                       Title: _________________________

                                   SCHEDULE A

                                Fees and Expenses

For the services rendered under this Agreement, the Fund shall pay to Mellon:

Assumptions:

 .        Fund will consist of the following fund types:

 .        Combined Account Structure - Per Fund
                  - Equity  Component = 450 Securities in the S&P 500
                  - Fixed Income Component = 15 Securities Per Account

 .        Fund of Funds Structure
                 -  Equity  Account = 450  Securities  in the S&P 500
                 -  Multiple  Fixed Income  Accounts - 15 Securities Per Account

 .    Equity  transactions  per fund will not exceed  2,000 per year per account.
     Should transactions exceed 2,000 per account, Mellon may re-negotiate the fees for this service.

 .    Fixed income transactions per fund will not exceed 20 per year per account.
     Should transactions exceed 20 per account, Mellon may re-negotiate the fees for this service.

Account Fee Structure Per Annum:

Combined Account Structure                                             $30,000

Fund of Funds Structure
         - Equity Component and First Three Fixed Income Components    $30,000
         - Fixed Income Component (after first three funds)             $2,000

Other:

Fees will be computed, billed and payable on a monthly basis in advanced.

The Fund shall pay any broker/dealer fees and expenses and any fees of Mellon associated with the execution of any trade instruction.

Out-of-pocket expenses will be billed and payable monthly.

These fees will be effective for three years commencing with the date of the Agreement. Mellon reserves the right to re-negotiate its compensation if the nature of the account(s) change significantly. If non-standard or special services are requested, Mellon may negotiate additional compensation accordingly.

                                    Exhibit 1

                             Event of Default Notice


[Date]

[Addressee - Mellon]

                  Re:      Event of Default


Pursuant  to  Section  3  of  the  Service  Agreement  (the  "Agreement")  dated
______________ among Aetna Series Fund, Inc. ("Fund"), Mellon Bank, N.A. ("Mellon") and MBIA Insurance Corporation ("MBIA"), please be advised that an Event of Default, as defined in Section 4.1 (__) relating to a default under [Section 3.___ of]1 the Financial Guaranty Agreement dated _________ among the Fund and MBIA, has occurred and [remains uncured. Please reject and do not act upon any trade instructions for the settlement of securities issued directly by the Series Fund (or its investment adviser) for the Aetna Principal Protection Fund I Account # _______.] or [was cured on the date hereof, as indicated in a Cure Notice dated the date hereof]2 Please have the following trades listed on the attached trade instructions executed in respect of Aetna Principal Protection Fund I.

MBIA Insurance Corporation


----------------------------------
By:
Title:

copy:    Aetna Series Fund, Inc.
         10 State House Square
         Hartford, CT  06103-3602

Attn:    Counsel
Fax:     (860) 275-2158

--------

1 Strike  language  in brackets  and  initial if Section  4.1(c) or (d) Event of
  Default has occurred.
2 Strike inappropriate language in brackets and initial.

                            Exhibit 1 - Attachment 1
                            Manual Trade Instructions


From:  MBIA Insurance Corporation


Portfolio Account          Buy or Sell              Security Name             Ticket/CUSIP              Quantity

1.  _________________      ____________________     ____________________      ____________________      ____________________

2.  _________________      ____________________     ____________________      ____________________      ____________________

3.  _________________      ____________________     ____________________      ____________________      ____________________

4.  _________________      ____________________     ____________________      ____________________      ____________________

5.  _________________      ____________________     ____________________      ____________________      ____________________

6.  _________________      ____________________     ____________________      ____________________      ____________________

7.  _________________      ____________________     ____________________      ____________________      ____________________

8.  _________________      ____________________     ____________________      ____________________      ____________________

Note:  CUSIP Number is only required for U.S. Treasury Strip securities.

copy:   Aetna Series Fund, Inc.
         10 State House Square
         Hartford, CT  06103-3602

Attn:    Counsel
Fax:     860-275-2158






                                    Exhibit 2

                                   Cure Notice


[Date]


Aetna Series Fund, Inc.
10 State House Square
Hartford, CT  06103-3602

Attn:    Counsel
FAX:     (860) 275-2158

                  Re:    Event of Default

Pursuant  to  Section  3  of  the  Service  Agreement  (the  "Agreement")  dated
___________ among Aetna Series Fund, Inc. ("Fund"), Mellon Bank, N.A. ("Mellon")
and MBIA  Insurance  Corporation  ("MBIA"),  please be advised  that an Event of
Default    identified    in    our    written    notice    to    Mellon    dated
_______________________,  as defined in Section  4.1 (_)  relating  to a default under [Section 3.__ of]3 the Financial Guaranty  Agreement dated  ______________
among the Fund and MBIA has been cured.  Please  revert to your normal method of accepting trade instructions from the Aetna Principal  Protection Fund I (or its investment  adviser) for Aetna  Principal  Protection  Fund I (as defined in the
Agreement).


MBIA Insurance Corporation


--------------------------
By:
Title:



copy:      Mellon Bank, N.A.


--------
3 Strike  language  in brackets  and  initial if Section  4.1(c) or (d) Event of
  Default has occurred.




                                    Exhibit 3

                  Authorized Persons - Aetna Series Fund, Inc.

The  following  Aetna Series Fund,  Inc.  personnel  are  authorized to instruct
Mellon as it relates to Aetna Principal Protection Fund I:


--------------------------------------------------- ------------------------------------- ------------------------------
John Kim, Director*                                 Phone:  860-275-4759                  Fax:  860-275-3608


--------------------------------------------------- ------------------------------------- ------------------------------
Michael J. Sheridan, Vice President                 Phone:  860-275-3896                  Fax:  860-275-4796
Securities Operations &
Assistant Treasurer**


--------------------------------------------------- ------------------------------------- ------------------------------
Anne G. Ozimek, Manager                             Phone:  860-275-2107                  Fax:  860-275-2791
Treasury Operations**


--------------------------------------------------- ------------------------------------- ------------------------------
Margaret Karasinski, Manager                        Phone:  860-275-2225                  Fax:  860-275-2446
Equity Security Operations**


--------------------------------------------------- ------------------------------------- ------------------------------
Stephanie A. DeSisto, Vice President, Treasurer     Phone:  860-275-3413                  Fax:  860-275-2084
and Chief Financial Officer (Principal Financial
and Accounting Officer)*


--------------------------------------------------- ------------------------------------- ------------------------------
J. Scott Fox, President                             Phone:  860-275-3055                  Fax:  860-275-3394
(Principal Executive Officer)*


--------------------------------------------------- ------------------------------------- ------------------------------
Allan R. Shaer, Jr., Assistant Treasurer*           Phone:  860-275-4166                  Fax:  860-275-4184


*  Reflects position with the Fund.

** Reflects  position  with the Fund's  investment  adviser,  Aeltus  Investment
   Management, Inc.




                                    Exhibit 4

Authorized Persons and Signature Samples - MBIA Insurance Corporation

The following  MBIA Insurance  Corporation  personnel are authorized to instruct
Mellon as it relates to Aetna Principal Protection Fund I:



---------------------------------------- --------------------------------------- -------------------------------------
                                         Telephone:                              Facsimile:



---------------------------------------- --------------------------------------- -------------------------------------
                                         Telephone:                              Facsimile:



---------------------------------------- --------------------------------------- -------------------------------------
                                         Telephone:                              Facsimile:



---------------------------------------- --------------------------------------- -------------------------------------
                                         Telephone:                              Facsimile:








                                    Exhibit 5

                        Trade Execution Notification File


Aetna Principal Protection Fund I must have a header (Record Type 1), the trade execution detail for purchases and sales (Record Type 2), hash totals (Record
Type 3) one each for purchase and sales.

Flat file format for Trade Parse

Header (Record Type 1)
Field                           Position                Length                Comments
------------------------------- ----------------------- --------------------- ----------------------------------------
Record Type                     1                       1                     "1"
Filler                          2                       1                     space
Account                         3                       30                    Aeltus Portfolio
Trade Date                      33                      8                     mm/dd/yy
Filler                          41                      1                     space
Settlement Date                 42                      8                     mm/dd/yy
Filler                          50                      1                     space
Broker Number                   51                      6                     Assigned by Aeltus Operations

Detail (Record Type 2)
Field                           Position                Length                Comments
------------------------------- ----------------------- --------------------- ----------------------------------------
Record Type                     1                       1                     "2"
Filler                          2                       1                     space
CUSIP                           3                       9
Filler                          12                      1                     space
Ticker                          13                      6
Filler                          19                      1                     space
Buy/Sell                        20                      1                     "B" or "S"
Filler                          21                      1                     space
Shares                          22                      7                     no commas, no decimals
Filler                          29                      1                     space
Price                           30                      11                    six decimals, no commas
Filler                          41                      1                     space
Commission                      42                      7                     four decimals
Filler                          49                      1                     space
Security Name                   50                      30






                                                Exhibit 5 (cont'd.)

Totals (Record Type 3)
Field                           Position                   Length                  Comments
------------------------------- -------------------------- ----------------------- -----------------------------------
Record Type                     1                          1                       "3"
filler                          2                          1                       space
Buy/Sell                        3                          1                       "B" or "S"
filler                          4                          1                       space
# of trades                     5                          4                       no comma
filler                          9                          1                       space
# of shares                     13                         8                       no commas, no decimals
filler                          21                         1                       space
Gross cost/proceeds             22                         13                      no commas, two decimals
filler                          35                         1                       space
Commission                      36                         13                      no commas, three decimals
filler                          49                         1                       space
SEC Fee                         50                         9                       no commas, two decimals
filler                          59                         1                       space
Net cost/proceeds               60                         13                      no commas, two decimals